                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       June 28, 1996
                                                 -----------------------------



                         MINDSPRING ENTERPRISES, INC.
- ------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



            Delaware                 0-27890              58-2113290
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  (State or other jurisdiction     (Commission          (IRS Employer
        of incorporation)           File No.)        Identification No.)


1430 West Peachtree St., Suite 400, Atlanta, Georgia         30309
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(Address of principal executive offices)                  (Zip Code)


              Registrant's telephone number, including area code:
                                (404) 815-0770


                                Not applicable
- ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

          On June 28, 1996, MindSpring Enterprises, Inc., a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement with PSINet Inc., a New York corporation ("PSINet"), pursuant to which the Company agreed to acquire certain of the tangible and intangible assets and rights in connection with the consumer dial-up Internet access services currently operated by PSINet in the United States (the "Consumer Services"), including
(i) up to 100,000 of the Seller's subscriber contracts relating to the Consumer Services; (ii) the lease for a customer service facility, and all telephone switches and other equipment and approximately 75 employees, located in New Cumberland, Pennsylvania; (iii) the benefits of all preexisting marketing programs; (iv) all of the ownership rights to the software used by subscribers to the Seller's Pipeline service, including both the client and service component which allows Pipeline subscribers to access the Internet (the "Pipeline Software"); (v) rights to the local content published by that portion of the Consumer Services dedicated to servicing subscribers using Pipeline Software; (vi) all engineering, business and other books, papers, files and records directly related to the Consumer Services; (vii) all manufacturer's warranties with respect to the Assets; and (viii) certain intellectual property rights used in connection with the Consumer Services (collectively, the "Assets"). The Company and PSINet amended the Asset Purchase Agreement on August 23, 1996, effective as of June 28, 1996, pursuant to Amendment No. 1 to Asset Purchase Agreement and Network Services Agreement (the "Amendment"), a copy of which is attached hereto as Exhibit 10.3. The Company intends to use the Assets in a manner similar to which PSINet used the Assets.

          Under the Asset Purchase Agreement, as amended, the Company agreed to purchase the Assets for an aggregate purchase price of up to approximately $21.4 million (excluding accrued interest and increases in principal amount under the PSINet Notes, as defined below), subject to adjustment, at two closings, the first of which occurred on June 28, 1996 (the "First Closing"). At the First Closing, the Company paid PSINet $1 million in cash (from cash on hand), and issued a promissory note in the amount of $2 million (the "Initial Promissory Note"), and obtained 15,000 subscriber contracts. The second closing is to occur on a date to be mutually determined by the Company and PSINet, and is currently anticipated to occur in early September 1996. In addition to the consideration delivered at the First Closing, the Company agreed to issue to PSINet four additional promissory notes (the "Additional Promissory Notes" and collectively with the Initial Promissory Notes, the "PSINet Notes") for the balance of the purchase price for the Assets (up to $18.4 million (excluding accrued interest and increases in principal amount under the PSINet Notes) depending upon (a) the number of subscribers who remain customers of the Company as of certain specified dates and (b) the number of new subscribers signed up by PSINet for the Company as of certain specified dates) at scheduled intervals, the last of which is to be no later than January 15, 1997. In the event that any PSINet Note is not paid in full by the first anniversary of the date of such PSINet Note, the registered owner of such PSINet Note will have the right to convert all, but not less than all of the amount due under such PSINet Note into fully paid and non-assessable shares of Common Stock of the Company. If such conversions would result in the aggregate issuance under all PSINet Notes of greater than 19.9% of the issued and outstanding Common Stock as of June 28, 1996 (an "Excess Issuance"), and approval by the Company's stockholders of such Excess Issuance has not been obtained, a PSINet Note may be converted in part to the extent that such conversion would not result in an Excess Issuance. The Company has agreed to seek such stockholder approval if conversion of the PSINet Note would result in an Excess Issuance as of the date that notices must be mailed for the Company's next annual meeting of stockholders. If a PSINet
Note is converted in part, as described above, PSINet will be required to convert the remaining balance of such PSINet Note upon receipt by MindSpring of stockholder approval. ITC Holding Company, Inc. and Charles M. Brewer have agreed to vote all shares of Common Stock and other capital stock of the Company held by them in favor of any such conversions resulting in aggregate issuances in excess of 19.9% of the outstanding Common Stock of the Company.

          The Asset Purchase Agreement may be terminated by mutual written consent of the parties, or by one of the parties if the Second Closing shall not have occurred on or before September 15, 1996, provided that such failure to close is not a result of a breach of the Asset Purchase Agreement by the party or parties seeking to terminate the Asset Purchase Agreement.

          In connection with the Asset Purchase Agreement, the parties also entered into a Network Services Agreement (the "Services Agreement"), pursuant to which PSINet has agreed generally to provide Internet connection services to the Company and its subscribers through PSINet points-of-presence ("POPs") in the United States or in the territories served with such services by PSINet or any PSINet wholly-owned subsidiary. The Company and PSINet amended the Services Agreement on August 23, 1996, effective as of June 28, 1996, pursuant to the Amendment. Under the Services Agreement, as amended, the Company must pay specified fees for each customer of the Company which the Company acquired from PSINet pursuant to the Asset Purchase Agreement or otherwise and which the Company has assigned to a primary dial-in POP that is a PSINet POP. The Company also agreed to provide to PSINet certain subscriber and usage information for the purpose of determining applicable fees.

          Also pursuant to the Services Agreement, PSINet agreed, among other things, (i) to make ISDN 64 Kbps and 128 Kbps Internet connection services available to the Company for the Company's dial-up customers for specified fees; (ii) for a specified fee, to allow the Company to co-locate equipment to provide, to the Company's customers being served through PSINet's network, electronic mail, chat, news, world-wide web, and/or domain name services in a form substantially similar to the forms of those services today in a limited number of PSINet POP sites; (iii) to provide the Company network status reports, subscriber log-in accounting information and access to PSINet's network monitoring systems; (iv) and for Internet connection services which meet reasonable commercial standards.

          The term of the Services Agreement is five years, commencing on June 28, 1996, and is automatically renewable annually thereafter unless either party notifies the other in writing not less than 12 months prior to the end of such five-year period or any 12-month extension thereof. Either party may terminate the Services Agreement (the Company in whole or in part) upon 365 days written notice to the other party. The Company may terminate the Agreement in whole or in part without advance notice to PSINet under certain circumstances if there is a significant failure of PSINet's network.

          There is no material relationship between PSINet and the Company or any of its affiliates or any director or officer of the Company or any of their associates, and the purchase price was determined as a result of arms-length negotiations between the Company and PSINet. During such negotiations, the parties considered, among other things, the present stage of development of the business and operations of the Company, the condition of its assets and the market for its services.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired.

          Financial Statements for the PSINet Inc. -- Consumer Internet Access Services and PSINet Pipeline New York, Inc. in the United States appear immediately after Item (c) (Exhibits) below.

          (b)  Pro Forma Financial Information.

          Unaudited Pro Forma Financial Information, consisting of a Pro Forma Combined Balance Sheet as of June 30, 1996 (Unaudited) and Pro Forma Combined Statements of Income for the Year Ended December 31, 1995 and the Six-Month Period Ended June 30, 1996 (Unaudited) were filed as part of the Company's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1996, (File No. 0-27890) and are incorporated herein by reference.

          (c)  Exhibits.

4 Convertible Note dated June 28, 1996, as amended on August 23, 1996, effective as of June 28, 1996.

10.1 Asset Purchase Agreement by and between MindSpring Enterprises, Inc. and PSINet Inc., dated June 28, 1996 (Filed as Exhibit 10.1 to Current Report on Form 8-K dated June 28, 1996, File No. 0-27890, and incorporated herein by reference.)

10.2 Network Services Agreement by and between MindSpring Enterprises, Inc. and PSINet Inc., dated June 28, 1996 (Filed as Exhibit 10.2 to

          Current Report on Form 8-K dated June 28, 1996, File No. 0-27890, and incorporated herein by reference.)

10.3 Amendment No. 1 to Asset Purchase Agreement and Network Services Agreement, dated August 23, 1996, effective as of June 28, 1996.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
PSINET INC. -- CONSUMER INTERNET ACCESS SERVICES IN THE UNITED STATES
     Financial Statements as of December 31, 1994 and 1995, and June 30, 1996
      (Unaudited)
          Report of Independent Public Accountants...................................   F-2
          Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996..........   F-3
          Statements of Operations for the Period from Inception (July 1, 1994) to
            December 31, 1994, the year ended December 31, 1995, and the Six Months
            Ended June 30, 1995 and 1996 (Unaudited).................................   F-4
          Statements of Accumulated Deficit for the Period from Inception (July 1,
            1994) to December 31, 1994, the Year Ended December 31, 1995, and the Six
            Months Ended June 30, 1996 (Unaudited)...................................   F-5
          Statement of Cash Flows for the Period from Inception (July 1, 1994) to
            December 31, 1994, the Year Ended December 31, 1995, and the Six Months
            Ended June 30, 1996 (Unaudited)..........................................   F-6
          Notes to Financial Statements..............................................   F-7
PSINET PIPELINE NEW YORK, INC.
     Financial Statements as of December 31, 1994
          Report of Independent Accountants..........................................   F-14
          Balance Sheet as of December 31, 1994......................................   F-15
          Statement of Operations for the Year Ended December 31, 1994...............   F-16
          Statement of Changes in Shareholders' Equity for the Year Ended December
            31, 1994.................................................................   F-17
          Statement of Cash Flows for the Year Ended December 31, 1994...............   F-18
          Notes to Financial Statements..............................................   F-19

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
PSINet Inc.:

     We have audited the accompanying balance sheets of PSINET INC. CONSUMER INTERNET ACCESS SERVICES IN THE UNITED STATES as of December 31, 1994 and 1995 and the related statements of operations, accumulated deficit, and cash flows for the period from inception (July 1, 1994) to December 31, 1994 and for the year ended December 31, 1995. These financial statements are the responsibility of the Consumer Access Business's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Consumer Access Business as of December 31, 1994 and 1995 and the results of its operations and its cash flows for the period from inception (July 1, 1994) to December 31, 1994 and for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

                                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
July 30, 1996

                                  PSINET INC.
                       CONSUMER INTERNET ACCESS SERVICES
                              IN THE UNITED STATES

                                 BALANCE SHEETS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

                                                                                               JUNE 30, 1996
                                                                        DECEMBER 31,           -------------
                                                                  -------------------------
                                                                    1994           1995         (UNAUDITED)
                                                                  ---------    ------------
                                    ASSETS
CURRENT ASSETS:
  Cash.........................................................   $       0    $  1,014,029    $     527,247
  Accounts receivable, net of allowance for doubtful accounts of $0, $328,656, and $20,340, at December 31, 1994 and
    1995, and June 30, 1996 respectively.......................       3,408         422,478          363,304
  Prepaid expenses and other assets............................           0          10,566           36,512
                                                                  ---------    ------------    -------------
         Total current assets..................................       3,408       1,447,073          927,063
                                                                  ---------    ------------    -------------
PROPERTY AND EQUIPMENT:
  Computer and telecommunications equipment....................           0       1,233,234        1,614,730
  Less accumulated amortization and depreciation...............           0        (132,158)        (274,872)
                                                                  ---------    ------------    -------------
         Property and equipment, net...........................           0       1,101,076        1,339,858
                                                                  ---------    ------------    -------------
OTHER ASSETS:
  Software development costs, net of accumulated amortization of $0, $80,946, and $119,792, at December 31, 1994 and 1995
    and June 30, 1996, respectively............................      31,624          99,720           60,874
  Goodwill and other intangibles, net of accumulated
    amortization of $0, $3,160,159, and $4,729,802, at December
    31, 1994 and 1995 and June 30, 1996, respectively..........           0       6,666,937        5,097,294
  Other........................................................           0          43,000           43,000
                                                                  ---------    ------------    -------------
         Total other assets....................................      31,624       6,809,657        5,201,168
                                                                  ---------    ------------    -------------
         Total assets..........................................   $  35,032    $  9,357,806    $   7,468,089
                                                                  ==========   =============   =============
                     LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
  Current maturities of capital lease obligations..............   $       0    $    280,351    $     398,170
  Current portion of long-term debt............................           0          51,607           54,648
  Trade accounts payable.......................................           0         207,692          703,211
  Accrued expenses.............................................           0         147,241           77,430
  Deferred revenue.............................................     201,498         542,588          899,774
  Due to parent company........................................     185,047      20,926,686       28,684,996
                                                                  ---------    ------------    -------------
         Total current liabilities.............................     386,545      22,156,165       30,818,229
                                                                  ---------    ------------    -------------
  Long-term capital lease obligations..........................           0         569,792          601,353
  Long-term debt...............................................           0          95,439           67,315
                                                                  ---------    ------------    -------------
                                                                          0         665,231          668,668
                                                                  ---------    ------------    -------------
         Total liabilities.....................................     386,545      22,821,396       31,486,897
COMMITMENTS AND CONTINGENCIES (Notes 1, 4, and 8)
ACCUMULATED DEFICIT............................................    (351,513)    (13,463,590)     (24,018,808)
                                                                  ---------    ------------    -------------
         Total liabilities and accumulated deficit.............   $  35,032    $  9,357,806    $   7,468,089
                                                                  ==========   =============   =============

      The accompanying notes are an integral part of these balance sheets.

                                  PSINET INC.
                       CONSUMER INTERNET ACCESS SERVICES
                              IN THE UNITED STATES

                            STATEMENTS OF OPERATIONS
       FOR THE PERIOD FROM INCEPTION (JULY 1, 1994) TO DECEMBER 31, 1994,
  THE YEAR ENDED DECEMBER 31, 1995, AND THE SIX MONTHS ENDED JUNE 30, 1995 AND
                                      1996

                                                                           SIX MONTHS       SIX MONTHS
                                                                              ENDED            ENDED
                                                                          JUNE 30, 1995    JUNE 30, 1996
                                               1994           1995        -------------    -------------
                                             ---------    ------------     (UNAUDITED)      (UNAUDITED)
REVENUES:
  Membership revenue......................   $ 408,578    $  5,701,749     $  1,793,030    $   7,793,705
  Start-up revenue........................      90,794         786,542          462,110          161,761
                                             ---------    ------------    -------------    -------------
          Total revenues..................     499,372       6,488,291        2,255,140        7,955,466
                                             ---------    ------------    -------------    -------------
COSTS AND EXPENSES:
  Selling, general, and administrative....     599,104      11,321,248        3,302,353       12,017,951
  Cost of revenue.........................     251,781       4,873,604        1,525,882        4,678,895
  Depreciation and amortization...........           0       3,373,263        1,511,142        1,751,203
                                             ---------    ------------    -------------    -------------
                                               850,885      19,568,115        6,339,377       18,448,049
                                             ---------    ------------    -------------    -------------
OPERATING LOSS............................    (351,513)    (13,079,824)      (4,084,237)     (10,492,583)
INTEREST EXPENSE..........................           0          32,253            1,443           62,635
                                             ---------    ------------    -------------    -------------
NET LOSS..................................   $(351,513)   $(13,112,077)    $ (4,085,680)   $ (10,555,218)
                                             =========     ===========       ==========      ===========

        The accompanying notes are an integral part of these statements.

                                  PSINET INC.
                       CONSUMER INTERNET ACCESS SERVICES
                              IN THE UNITED STATES

                       STATEMENTS OF ACCUMULATED DEFICIT
       FOR THE PERIOD FROM INCEPTION (JULY 1, 1994) TO DECEMBER 31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND THE SIX MONTHS ENDED JUNE 30, 1996

                                                                                 ACCUMULATED
                                                                                   DEFICIT
                                                                                 ------------
BALANCE, July 1, 1994 (inception).............................................   $          0
  Net loss....................................................................       (351,513)
                                                                                 ------------
BALANCE, December 31, 1994....................................................       (351,513)
  Net loss....................................................................    (13,112,077)
                                                                                 ------------
BALANCE, December 31, 1995....................................................    (13,463,590)
  Net loss....................................................................    (10,555,218)
                                                                                 ------------
BALANCE, June 30, 1996 (unaudited)............................................   $(24,018,808)
                                                                                  ===========

        The accompanying notes are an integral part of these statements.

                                  PSINET INC.
                       CONSUMER INTERNET ACCESS SERVICES
                              IN THE UNITED STATES

                            STATEMENTS OF CASH FLOWS
       FOR THE PERIOD FROM INCEPTION (JULY 1, 1994) TO DECEMBER 31, 1994,
  THE YEAR ENDED DECEMBER 31, 1995, AND THE SIX MONTHS ENDED JUNE 30, 1995 AND
                                      1996

                                                                              SIX MONTHS      SIX MONTHS
                                                                                 ENDED          ENDED
                                                                               JUNE 30,        JUNE 30,
                                                   1994           1995           1995            1996
                                                 ---------    ------------    -----------    ------------
                                                                              (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................   $(351,513)   $(13,112,077)   $(4,085,680)   $(10,555,218)
                                                 ---------    ------------    -----------    ------------
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Depreciation and amortization..........           0       3,373,263      1,511,142       1,751,203
       Changes in current assets and
         liabilities:
       Accounts receivables, net..............      (3,408)       (215,670)        53,616          59,174
       Other current assets...................           0          (3,366)       (21,864)        (25,946)
       Trade accounts payable.................           0         207,692        293,968         495,519
       Accrued expenses.......................           0         147,241         72,006         (69,811)
       Deferred revenue.......................     201,498         341,090         (4,814)        357,187
                                                 ---------    ------------    -----------    ------------
         Total adjustments....................     198,090       3,850,250      1,904,054       2,567,326
                                                 ---------    ------------    -----------    ------------
         Net cash used in operating
           activities.........................    (153,423)     (9,261,827)    (2,181,626)     (7,987,892)
                                                 ---------    ------------    -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment and
    software development costs................     (31,624)       (425,491)      (259,941)        (20,378)
  Other.......................................           0         (43,000)       (43,000)              0
                                                 ---------    ------------    -----------    ------------
         Net cash used in investing
           activities.........................     (31,624)       (468,491)      (302,941)        (20,378)
                                                 ---------    ------------    -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from parent company, net...........     185,047      10,665,637      2,893,521       7,758,310
  Proceeds from the issuance of long-term
    debt......................................           0         190,055         59,770               0
  Principal payments on notes payable.........           0         (43,009)       (14,393)        (25,083)
  Principal payments on capital leases........           0         (68,336)        (2,364)       (211,739)
                                                 ---------    ------------    -----------    ------------
         Net cash provided by financing
           activities.........................     185,047      10,744,347      2,936,534       7,521,488
                                                 ---------    ------------    -----------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.................................           0       1,014,029        451,967        (486,782)
CASH AND CASH EQUIVALENTS, beginning of
  period......................................   $       0    $          0    $         0    $  1,014,029
                                                 ---------    ------------    -----------    ------------
CASH AND CASH EQUIVALENTS, end of period......   $       0    $  1,014,029    $   451,967    $    527,247
                                                 ==========   =============   ============   =============
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Cash paid for interest......................   $       0    $     32,253    $     1,443    $     62,635
                                                 ==========   =============   ============   =============

        The accompanying notes are an integral part of these statements.

                 PSINET INC. CONSUMER INTERNET ACCESS SERVICES
                              IN THE UNITED STATES

                         NOTES TO FINANCIAL STATEMENTS
             DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1995 AND 1996

         (INFORMATION AS OF JUNE 30, 1996 AND FOR THE SIX-MONTH PERIODS
                   ENDED JUNE 30, 1995 AND 1996 IS UNAUDITED)

1.  ORGANIZATION AND NATURE OF BUSINESS

     PSINet Inc. (formerly Performance Systems International, Inc.) ("PSINet") was organized in October 1988 and is engaged in providing Internet access, services, and software. The financial statements and related footnotes contained herein reflect the operations of PSINet's customer base of consumer Internet access subscribers in the United States, which includes subscribers to PSINet's "Pipeline New York," "Pipeline U.S.A.," and "InterRamp" services. InterRamp service began in July 1994; PSINet Pipeline New York, Inc. (formerly the Pipeline Network Inc., "Pipeline"), was acquired February 7, 1995 by PSINet Inc.; and Pipeline U.S.A. service began in June 1995. The accompanying financial statements present the financial position and results of operations of the PSINet Inc. Consumer Internet Access Services in the United States by PSINet Inc. (the "Consumer Access Business"). The Consumer Access Business, including the Harrisburg customer service facility, is being acquired in a transaction accounted for as a purchase by MindSpring Enterprises, Inc. ("MindSpring") (Note
8).

     The Consumer Access Business has experienced operating losses since its inception as a result of costs related to acquisitions, efforts to build its network infrastructure, development of its systems, and expansion into new markets. The Consumer Access Business expects to continue to focus on increasing its subscriber base and geographic coverage. Accordingly, the Consumer Access Business expects that its cost of revenues; selling, general, and administrative expenses; and capital expenditures will continue to increase significantly, all of which will have a negative impact on short-term operating results. In addition, the Consumer Access Business may change its pricing policies to respond to a changing competitive environment. There can be no assurance that growth in the Consumer Access Business' revenue or subscriber base will continue after the acquisition by MindSpring or that the Consumer Access Business will be able to achieve or sustain profitability or positive cash flow.

     See "Risk Factors" located elsewhere in this prospectus.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRESENTATION

     The Consumer Access Business is not a separate subsidiary of PSINet nor has it been operated as a separate division of PSINet. The financial statements of the Consumer Access Business have been derived from the consolidated financial statements of PSINet and have been prepared to present its financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to the Consumer Access Business from PSINet (Note 6). These costs have been allocated on a pro rata basis based primarily on revenues. Such allocated expenses may not be indicative of what such expenses would have been had the Consumer Access Business been operated as a separate entity.

     The interim financial data is unaudited. However, in the opinion of management, the interim financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Consumer Access Business considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The cash and cash equivalents reflected in the accompanying balance sheets represent specific accounts associated with the Consumer Access Business. Certain other cash accounts are commingled with PSINet funds and the PSINet portion is reflected in "Due to parent company" in the accompanying balance sheets.

REVENUE RECOGNITION

     The Consumer Access Business recognizes revenues when services are provided. Advance billings are reflected as deferred revenue in the accompanying financial statements.

     During 1994, InterRamp offered a program whereby subscribers could prepay for several months of service. This revenue was deferred until the services were provided. This program was discontinued as of January 1, 1995. Accordingly, there is no deferred revenue from this program at December 31, 1995 or June 30, 1996.

CREDIT RISK

     The Consumer Access Business' accounts receivable potentially subject it to credit risk, as collateral is generally not required. The Consumer Access Business' risk of loss is limited due to advance billings to customers for services, the use of preapproved charges to customer credit cards, and the ability to terminate access on delinquent accounts. The concentration of credit risk is mitigated by the large number of customers comprising the customer base. The carrying amount of the Consumer Access Business' receivables approximates their fair value.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over an estimated useful life of five years. The Consumer Access Business' portion of the assets acquired as part of the Pipeline acquisition were recorded at the estimated fair value at the acquisition date and depreciated over the estimated remaining useful lives of the assets.

EQUIPMENT UNDER CAPITAL LEASE

     The Consumer Access Business leases certain of its data communications equipment under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. These leases are initially recorded as noncash transactions in the Consumer Access Business' statements of cash flows. Assets under these capital leases are depreciated over their estimated useful lives of five years, which are generally longer than the terms of the leases.

     The following is a detail of assets under capital lease as of December 31, 1995 and June 30, 1996:

                                                                1995           1996
                                                              ---------     ----------
        Cost................................................  $ 956,785     $1,317,903
        Accumulated Amortization............................   (103,687)      (217,510)
                                                              ---------     ----------
                                                              $ 853,098     $1,100,393
                                                              =========     ==========

SOFTWARE DEVELOPMENT COSTS

     The Consumer Access Business capitalizes costs incurred for the production of computer software used in the sale of its services, including direct labor and related overhead. All costs in the software development process that are classified as research and development are expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, such costs are capitalized until the software is commercially available. Amortization is provided using the greater of the straight-line method over three years or the ratio that current gross revenues bear to the total of current and anticipated future gross revenues, commencing in the month of product release. It is reasonably possible that the estimates of anticipated future revenues, the remaining estimated economic life of the product, or both will be reduced significantly in the near term due to competitive pressures.

GOODWILL AND OTHER INTANGIBLES

     Goodwill is being amortized over three years, and other intangibles including subscriber lists, trademarks, and non-compete agreements are being amortized over two to three years. The Consumer Access Business' portion of the goodwill and other intangibles were acquired in connection with PSINet's acquisition of Pipeline on February 7, 1995.

LONG-LIVED ASSETS

     The Consumer Access Business periodically reviews the values assigned to long-lived assets such as property and equipment, software development costs, and goodwill and other intangibles to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

DUE TO PARENT COMPANY

     PSINet either advances funds to or borrows funds from the Consumer Access Business. Funds advanced to the Consumer Access Business are used to cover fixed asset expansion, acquisitions, and working capital requirements. The advances and borrowings are netted and are reflected in Due to parent company in the accompanying balance sheets (Note 6).

ACCUMULATED DEFICIT

     The Consumer Access Business' accumulated deficit represents an amount equivalent to the net assets of the Consumer Access Business at inception (July 1, 1994), decreased by the net loss in each period.

ADVERTISING COSTS

     The Consumer Access Business expenses all advertising costs as incurred.

INCOME TAXES

     The income tax returns of PSINet include the operations of the Consumer Access Business. For purposes of these financial statements, income taxes related to the Consumer Access Business have been computed and recorded on a separate return basis based on the statutory rates in effect (Note 5).

     Deferred income taxes are recorded using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for items when there is a temporary difference in recording such items for financial reporting and income tax reporting.

SOURCES OF SUPPLIES

     The Consumer Access Business has few long-term contracts with its suppliers. The Consumer Access Business is dependent on third party suppliers for its leased line connections, or bandwidth. Certain of these suppliers are or may become competitors of the Consumer Access Business, and such suppliers are not subject to any restrictions upon their ability to compete with the Consumer Access Business. To the extent that these suppliers change their pricing structures, the Consumer Access Business may be adversely affected. Regulatory proposals are pending that may affect the prices charged by certain suppliers to the Consumer Access Business. Although management feels alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

     The Consumer Access Business is also dependent on certain third-party suppliers of hardware components. Although the Consumer Access Business attempts to maintain a minimum of two vendors for each required product, certain components used by the Consumer Access Business in providing its networking services are currently acquired or available from only one source. A failure by a supplier to deliver quality products on a timely basis, or the inability to develop alternative sources if and as required, could result in delays which could materially adversely affect the Consumer Access Business. As the Consumer Access Business's suppliers revise and upgrade their equipment technology, the Consumer Access Business may encounter difficulties in integrating the new technology into its network.

3.  LONG-TERM DEBT

     PSINet has entered into a borrowing facility with a bank for the acquisition of equipment. While the Consumer Access Business does not specifically enter into debt arrangements, the debt reflected in the accompanying table relates to borrowings associated with equipment retained at the Harrisburg customer service facility at December 31, 1995:

    Allocation of PSINet's borrowing facility with a bank, interest at prime
      plus 2.5%; monthly principal installments of $4,729 plus interest.......   $147,046
    Less current portion......................................................     51,607
                                                                                 --------
    Long-term portion.........................................................   $ 95,439
                                                                                 ========

     Borrowings under this facility are repayable in 36 monthly installments from the dates of equipment purchases and are secured by a lien on the equipment. Interest is payable monthly at a rate of prime plus 2.5%; the interest rate was 11% at December 31, 1995.

     The fair value of long-term debt, including current maturities, at December 31, 1995 is estimated to be approximately $151,808, based on a valuation technique that considers cash flows discounted at current rates.

     Maturities of long-term debt relating to the equipment retained at the Harrisburg customer service facility outstanding at June 30, 1996 are as follows:

    1996 (six months ended December 31).......................................   $ 22,731
    1997......................................................................     59,289
    1998......................................................................     39,101
    1999......................................................................        842
                                                                                 --------
              Total maturities of long-term debt at June 30, 1996.............   $121,963
                                                                                 ========

4.  COMMITMENTS AND CONTINGENCIES

LEASES

     PSINet leases certain equipment under agreements which are classified as capital leases. These leases have original terms of three years and contain bargain purchase options at the end of the original lease terms. While the Consumer Access Business does not specifically enter into capital lease arrangements, the capital leases reflected in the accompanying table relate specifically to leases associated with equipment retained at the Harrisburg customer service facility.

     Future minimum payments, by year and in the aggregate, under noncancelable capital leases and operating leases with initial or remaining terms of one year or more consist of the following at June 30, 1996:

                                                                       CAPITAL     OPERATING
                                                                       LEASES       LEASES
                                                                      ---------    --------
    1996 (six months ended December 31)............................   $ 243,207    $129,000
    1997...........................................................     523,275      79,800
    1998...........................................................     400,731
    1999...........................................................      22,510
                                                                      ---------    --------
              Total minimum lease payments.........................   1,189,723    $208,800
                                                                                   ========
    Amounts representing interest..................................     190,200
                                                                      ---------
    Present value of net minimum payments..........................     999,523
                                                                      ---------
    Current portion................................................     398,170
                                                                      ---------
    Long-term capitalized lease obligations........................   $ 601,353
                                                                       ========

     The Consumer Access Business' rental expense for operating leases relates to the lease of office and equipment space. Rental expense was approximately $0, $183,000, $54,000 and $132,000 for the period from inception (July 1, 1994) to December 31, 1994, the year ended December 31, 1995, and the six months ended June 30, 1995 and 1996, respectively.

LEGAL PROCEEDINGS

     PSINet and the Consumer Access Business are subject to legal proceedings and claims which arise in the ordinary course of business.

5.  INCOME TAXES

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Consumer Access Business is included in the consolidated return of PSINet. No tax-sharing arrangement exists between PSINet and the Consumer Access Business, as the Individual Internet Access Business is not a separate legal entity. The significant components of the Consumer Access Business' allocated deferred tax assets and liabilities as of December 31, 1994 and 1995 are as follows (in thousands):

                                                                           1994     1995
                                                                           ----    -------
    Deferred tax assets:
         Net operating loss carryforwards...............................   $102    $ 3,730
         Other..........................................................      7        168
                                                                           ----    -------
              Total deferred tax assets.................................    109      3,898
                                                                           ----    -------
    Deferred tax liabilities:
         Acquired intangibles...........................................      0       (670)
         Depreciation/amortization......................................    (12)      (101)
                                                                           ----    -------
              Total deferred tax liabilities............................    (12)      (771)
                                                                           ----    -------
    Net deferred tax asset..............................................     97      3,127
    Valuation allowance.................................................    (97)    (3,127)
                                                                           ----    -------
    Net deferred taxes..................................................   $  0    $     0
                                                                           ====    =======

     The Consumer Access Business' portion of PSINet's net operating loss carryforwards will expire between 2009 and 2010 unless utilized. Due to the fact that the Consumer Access Business has incurred losses since inception, the Consumer Access Business has not recognized the income tax benefit of the net operating loss carryforwards. Management has provided a 100% valuation reserve against its net deferred tax asset, consisting primarily of net operating loss carryforwards.

     A reconciliation of the income tax provision computed at statutory tax rates to the income tax provision for the period from inception (July 1, 1994) to December 31, 1994 and for the year ended December 31, 1995, is as follows:

                                                                               1994    1995
                                                                               ----    ----
    Income tax benefit at statutory rate....................................    34%     34%
    State income taxes, net of federal benefit..............................     4       4
    Nondeductible goodwill..................................................     0     (10)
    Deferred tax asset valuation allowance..................................   (38)    (28)
                                                                               ----    ----
                                                                                 0%      0%
                                                                               ====    ====

     The Consumer Access Business paid no taxes in the periods presented herein.

6.  RELATED-PARTY TRANSACTIONS

     Transactions of the Consumer Access Business are performed and certain management and administrative services are executed by PSINet. Services provided to the Consumer Access Business include support in major functional areas such as accounting, finance, human resources, legal, risk management, network management, engineering, payroll, and taxes. Costs attributable to these support functions are included in selling, general, and administrative expenses. These costs are allocated to the Consumer Access Business based on various factors, primarily revenue streams, as management feels this best represents relative cost streams. The costs allocated to the Consumer Access Business were approximately $633,000, $6,475,000, $1,851,000, and $7,797,000 for the period from inception (July 1, 1994) to December 31, 1994, the year ended December 31, 1995, and the six months ended June 30, 1995 and 1996, respectively.

     Certain costs, such as payroll for the Harrisburg customer service facility, advertisements for the Consumer Access Business, and depreciation and amortization, have been specifically identified, are reflected in the accompanying statements of operations and are excluded from the cost allocation model described previously.

     Revenues reflected in the accompanying statements of operations represent specifically identified revenues and that there have been no allocations of revenues from PSINet.

7.  ACQUISITION

     On February 7, 1995, PSINet issued an aggregate of approximately 2,690,218 shares of its common stock to shareholders of Pipeline, a New York-based Internet service provider, in exchange for all of the outstanding common stock and preferred stock of Pipeline. The Pipeline shareholders were also granted certain registration rights in respect of PSINet's common stock issued to them. In addition, in exchange for their options to purchase Pipeline common stock, certain employees of Pipeline were issued approximately 98,255 shares of PSINet's common stock and options to purchase approximately 133,627 shares of PSINet's common stock at an exercise price of $4.15 per share.

     The acquisition was accounted for using the purchase method of accounting. At February 7, 1995, the fair value of the 2,788,473 shares of PSINet's common stock exchanged was based on $4.15 per share, or $11,572,000. Based on the ratio of corporate revenue to individual subscriber revenue at the time of the acquisition, $10,415,000 of this amount related to the Consumer Access Business and is reflected on the accompanying balance sheets. The following table summarizes the net assets allocated to the Consumer Access Business in connection with the acquisition and the amount allocated to goodwill (in thousands):

    Purchase price.............................................................   $10,415
    Assets.....................................................................    (1,000)
    Liabilities................................................................       412
    Identifiable intangibles...................................................    (2,847)
                                                                                  -------
    Goodwill...................................................................   $ 6,980
                                                                                  =======

     The acquisition of these assets has been accounted for as a non-cash transaction for purposes of the cash flow statements.

     The following presents the Consumer Access Business' unaudited pro forma condensed consolidated income statement data for the period from inception (July 1, 1994) to December 31, 1994 and for the year ended December 31, 1995 as if the acquisition had occurred at the beginning of the periods presented. The revenue and net loss below are not intended to reflect the results of operations that would actually have been obtained if the acquisition had occurred at the beginning of the periods presented:

                                                                          YEAR ENDED
                                                            --------------------------------------
                                                            DECEMBER 31, 1994    DECEMBER 31, 1995
                                                            -----------------    -----------------
    Revenue..............................................        $ 1,115              $ 7,205
    Net loss.............................................           (704)             (11,302)

8.  SUBSEQUENT EVENT

     On June 28, 1996, MindSpring (the "Company") entered into a Purchase Agreement with PSINet (as amended, the "Purchase Agreement") pursuant to which the Company agreed to acquire subscriber accounts and other assets from PSINet for a purchase price of up to approximately $21,400,000 (the "Acquisition"). The actual purchase price will depend on the number of acquired subscriber accounts that remain MindSpring subscriber accounts for a specified period. Management currently expects that fewer than 100,000 subscriber accounts will actually be purchased, due to subscriber attrition over such period. The Company acquired 15,000 of these subscriber accounts for $1,000,000 in cash and a $2,000,000 one-year promissory note on June 28, 1996. The Company expects to acquire substantially all of the remaining subscriber accounts and related assets in early September 1996, at which time the Company will issue an additional one-year promissory note in the amount of $10,200,000. The balance of the purchase price is expected to be paid at specified intervals during the fourth quarter of 1996 and the first quarter of 1997. The completion of the Acquisition is not contingent upon consummation of the Offering.

     In connection with the Acquisition, the Company and PSINet also entered into a Network Services Agreement (as amended, the "Services Agreement"), which will enable MindSpring to offer nationwide Internet access through PSINet's network of over 200 POPs. Pursuant to the Services Agreement, PSINet agreed, among other things, to provide to the Company: (i) Internet connection services which meet reasonable commercial standards, including with respect to access and reliability; and (ii) access to PSINet's network monitoring systems, and subscriber log-in and accounting information.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of PSINet Pipeline New York, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of PSINet Pipeline New York, Inc. (formerly The Pipeline Network Inc.) at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Washington, D.C.
February 24, 1995

                         PSINET PIPELINE NEW YORK, INC.

                                 BALANCE SHEET

                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                 --------------
                                                                                 (IN THOUSANDS)
ASSETS
Current assets:
  Cash.........................................................................      $  322
  Accounts and other receivables, net of allowance for doubtful accounts of
     $80,000...................................................................         226
  Prepaid expenses.............................................................           8
                                                                                     ------
          Total current assets.................................................         556
Property and equipment, net....................................................         555
Capitalized software costs, net of accumulated amortization of $24,000.........         155
Other assets and deferred charges..............................................          26
                                                                                     ------
                                                                                     $1,292
                                                                                     ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses........................................      $  288
  Deferred revenue.............................................................          49
                                                                                     ------
          Total current liabilities............................................         337
  Accrued stock compensation...................................................         383
                                                                                     ------
          Total liabilities....................................................         720
                                                                                     ------
Commitments (Note 6)
Shareholders' equity:
  Convertible preferred stock, $0.01 par value, 129 shares authorized, issued
     and outstanding...........................................................           0
  Common stock, $0.01 par value, 3,000 shares authorized, 1,240 issued and
     outstanding...............................................................           0
  Capital in excess of par value...............................................       1,064
  Retained deficit.............................................................        (492)
                                                                                     ------
          Total shareholders' equity...........................................         572
                                                                                     ------
                                                                                     $1,292
                                                                                     ======

   The accompanying notes are an integral part of these financial statements.

                         PSINET PIPELINE NEW YORK, INC.

                            STATEMENT OF OPERATIONS

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                 --------------
                                                                                 (IN THOUSANDS)
Revenue:
  Service....................................................................        $  940
  Licensing..................................................................           180
  Royalty....................................................................            40
                                                                                     ------
          Total revenue......................................................         1,160
                                                                                     ------
Operating costs and expenses:
  Data communications and operations.........................................           729
  Sales and marketing........................................................           238
  General and administrative.................................................           557
  Depreciation and amortization..............................................            95
                                                                                     ------
          Total operating costs and expenses.................................         1,619
                                                                                     ------
Loss from operations.........................................................          (459)
Interest income..............................................................            11
                                                                                     ------
Loss before income taxes.....................................................          (448)
Income taxes.................................................................            --
                                                                                     ------
Net Loss.....................................................................        $ (448)
                                                                                     ======

   The accompanying notes are an integral part of these financial statements.

                         PSINET PIPELINE NEW YORK, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                           CAPITAL
                                                                             IN                      TOTAL
                                     PREFERRED    PAR    COMMON    PAR    EXCESS OF   RETAINED   SHAREHOLDERS'
                                       STOCK     VALUE   STOCK    VALUE   PAR VALUE   DEFICIT       EQUITY
                                     ---------   -----   ------   -----   ---------   --------   -------------
Balance, December 31, 1993.........       0       $ 0    1,000     $ 0     $    95     $  (44)       $  51
  Issuance of common stock pursuant
     to exercise of options........                        240       0           0                       0
  Issuance of convertible preferred
     stock.........................     129         0                          969                     969
  Net loss.........................                                                      (448)        (448)
                                        ---      ----    ------   ----     -------     ------        -----
Balance, December 31, 1994.........     129       $ 0    1,240     $ 0     $ 1,064     $ (492)       $ 572
                                        ===      ====    ======   ====     =======     ======        =====

   The accompanying notes are an integral part of these financial statements.

                         PSINET PIPELINE NEW YORK, INC.

                            STATEMENT OF CASH FLOWS

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                      1994
                                                                                 --------------
                                                                                 (IN THOUSANDS)
Cash flows from operating activities:
  Net loss.....................................................................      $ (448)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization.............................................          95
     Provision for doubtful accounts...........................................          80
     Increase in accounts receivable...........................................        (294)
     Increase in prepaid expenses..............................................          (7)
     Increase in other assets and deferred charges.............................         (16)
     Increase in accounts payable and accrued expenses.........................         263
     Increase in deferred revenue..............................................          40
     Increase in accrued stock compensation....................................         383
                                                                                      -----
          Net cash provided by operating activities............................          96
                                                                                      -----
Cash flows from investing activities:
  Purchase of property and equipment, net......................................        (553)
  Capitalized software costs...................................................        (178)
                                                                                      -----
          Net cash used in investing activities................................        (731)
                                                                                      -----
Cash flows from financing activities:
  Proceeds from loan from shareholder..........................................         200
  Repayments of loan from shareholder..........................................        (250)
  Proceeds from issuance of Series A convertible preferred stock...............         969
  Proceeds from exercise of common stock options...............................           0
                                                                                      -----
          Net cash provided by financing activities............................         919
                                                                                      -----
Net increase in cash...........................................................         284
Cash, beginning of year........................................................          38
                                                                                      -----
Cash, end of year..............................................................      $  322
                                                                                      =====

   The accompanying notes are an integral part of these financial statements.

                         PSINET PIPELINE NEW YORK, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization

     PSINet Pipeline New York Inc. (formerly The Pipeline Network Inc.) (the Company) was incorporated in the state of New York in June 1993. The Company provides Internet access services, principally in New York City.

     Revenue Recognition

     Service revenue is recognized over the period services are provided. Licensing revenue is recognized when the software is installed at the licensee's site. Royalty revenue is recognized in the month earned. Cash received in advance of revenues earned is recorded as deferred revenue.

     Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

     Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over an estimated useful life of five years.

     Software Development Costs

     The Company capitalizes internal software development costs in accordance with Statement of Financial Accounting Standards No. 86. Significant development costs incurred beyond the point of demonstrated technological feasibility are capitalized until the product or service is available for general release to customers. Amortization is computed on an individual product basis and is the greater of: (a) the ratio of current gross revenues for a product to the total current and anticipated future gross revenues for the product or (b) the straight-line method over the estimated economic life of the product. Currently, the Company is using an economic life of three years for all capitalized software costs.

     The Company capitalized software development costs of $178,000 in 1994. Amortization of these costs was $24,000 in 1994.

     Income Taxes

     The Company was an S Corporation from its inception through August 22, 1994. Because the individual shareholders and not the entity are subject to income taxes on S Corporation taxable income, no provision for federal income taxes has been recorded through August 22, 1994. On August 22, 1994, the Company's S Corporation status was terminated. Accordingly, during the period form August 23, 1994 through December 31, 1994, the Company was taxed as a C corporation for federal and state purposes.

     Income taxes are provided using the asset and liability approach. Under this approach, deferred taxes represent the expected future tax consequences of temporary differences between the carrying amounts and tax bases of the assets and liabilities.

NOTE 2 -- PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                                          DECEMBER 31,
                                                                              1994
                                                                         --------------
                                                                         (IN THOUSANDS)
        Data communications equipment and software.....................       $488
        Office and other equipment.....................................        144
                                                                              ----
                                                                               632
        Less accumulated depreciation and amortization.................        (77)
                                                                              ----
        Property and equipment, net....................................       $555
                                                                              ====

Total depreciation expense during 1994 was $70,000.

NOTE 3 -- CONVERTIBLE PREFERRED STOCK

     On August 22, 1994, the Company entered into a securities purchase agreement with investors. Pursuant to this agreement, the investors purchased 129 shares of Series A convertible participating preferred stock (Series A) for a purchase price of $7,752 per share. Each share of Series A is convertible into one share of common stock at any time (subject to adjustment under certain conditions). Holders of Series A are entitled to vote as a class on all actions to be taken by the shareholders of the Company. Stock issuance costs of $31,000 have been charged to capital in excess of par.

     Liquidation Privileges -- In the event of liquidation, consolidation, merger or winding up of the Company prior to conversion, all holders of preferred stock are entitled to receive, in preference to the holders of the common stock, an equal amount to their liquidation amount or a pro rata share of the remaining assets based on their ownership of the Company.

     Automatic Conversion -- Each share of the preferred stock automatically converts to one share of common stock (subject to adjustment under certain conditions) at the earlier of (i) August 18, 1995 or (ii) the closing of the sale of shares of common stock by the Company pursuant to a firm commitment underwritten public offering.

NOTE 4 -- STOCK OPTIONS

     In 1994, the Company established the 1994 Stock Incentive Plan under which it is authorized to grant up to 120 of either incentive stock options or non-qualified stock options. Options become exercisable over one to three years following the date of grant and all options expire ten years after the date of grant. The Company did not grant any stock appreciation rights or restricted stock during 1994 as allowed under the Plan. At December 31, 1994, there were 120 shares reserved for issuance under this Plan, of which 62 shares were subject to options outstanding and 58 shares were available for future grants of options. Compensation expense of $383,000 was recorded for certain options granted in 1994. At December 31, 1994, no options were exercisable.

     The following table summarizes stock option activity:

                                                            NUMBER OF
                                                            SHARES OF         OPTION PRICE
                                                           COMMON STOCK        PER SHARE
                                                           ------------      --------------
    Balance, December 31, 1993...........................       240              $0.10
      Granted............................................        62           100.00-7,752
      Exercised..........................................      (240)              0.10
      Forfeited..........................................        --
                                                             ------
    Balance, December 31, 1994...........................        62          $100.00-$7,752
                                                             ======

NOTE 5 -- INCOME TAXES

     At its inception, the Company elected to be treated as an S Corporation as permitted under the Internal Revenue Code. Accordingly, in lieu of corporate income taxes, the shareholders were taxed on their share of the Company's distributive share of the Company's income or loss. On August 22, 1994, the Company changed from S Corporation status to C Corporation status. Accordingly, during 1994, the Company was treated as an S Corporation from January 1, 1994 through August 22, 1994 and a C Corporation from August 23, 1994 through December 31, 1994.

     Deferred tax liabilities (assets) were comprised of the following at December 31, 1994:

                                                                           (IN THOUSANDS)
                                                                           --------------
    Depreciation.........................................................      $   22
    Software development.................................................          61
                                                                              -------
    Gross deferred tax liabilities.......................................          83
                                                                              -------
    Other................................................................         (19)
    Expense on options...................................................        (149)
    Loss carryforwards...................................................         (32)
                                                                              -------
    Gross deferred tax assets............................................        (200)
                                                                              -------
    Net deferred tax asset...............................................        (117)
    Valuation allowance..................................................         117
                                                                              -------
    Deferred tax asset after valuation allowance.........................      $    0
                                                                              =======

     A full valuation allowance has been placed on the net deferred tax asset since realization of these benefits cannot be reasonably assured. Accordingly, the net change in the valuation allowance for deferred tax assets was an increase of $117,000.

     At December 31, 1994, the Company had net operating loss carryforwards of approximately $81,000 for income tax purposes.

     Pro forma income taxes for the periods the Company operated as an S Corporation would not differ materially from the C Corporation income taxes because of the operating losses experienced by the Company.

NOTE 6 -- COMMITMENTS

     The Company leases its facilities under non-cancellable operating leases expiring in various years through 2000. Total rent expense for all operating leases amounted to $27,000 in 1994.

     Future minimum lease payments under non-cancellable operating leases as of December 31, 1994 are as follows:

                                 YEAR ENDING                         OPERATING
                                DECEMBER 31,                           LEASES
            -----------------------------------------------------  --------------
                                                                   (IN THOUSANDS)
            1995.................................................       $ 76
            1996.................................................         76
            1997.................................................         76
            1998.................................................         68
            1999.................................................         57
            Thereafter...........................................         14
                                                                      ------
                                                                        $367
                                                                      ======

NOTE 7 -- SUBSEQUENT EVENTS

     Sale of the Company to PSINet Inc. (formerly Performance Systems International, Inc.)

     On February 7, 1995, the Company and its shareholders completed an agreement whereby all of the Company's outstanding shares of common stock and preferred stock were exchanged for shares of common stock of PSINet Inc.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MINDSPRING ENTERPRISES, INC.


Date:  August 23, 1996            By:    /s/ CHARLES M. BREWER
                                        --------------------------------------
                                        Charles M. Brewer
                                        Chairman and Chief Executive
                                        Officer

Date:  August 23, 1996            By:   /s/ MICHAEL S. MCQUARY
                                        --------------------------------------
                                        Michael S. McQuary
                                        President and Chief Operating
                                        Officer

                                 EXHIBIT INDEX


Exhibit No.    Description                                                Page
- ------------------------------------------------------------------------------
4              Convertible Note dated June 28, 1996, as amended on August 23,
               1996, effective as of June 28, 1996.

10.1           Asset Purchase Agreement by and between MindSpring Enterprises,
               Inc. and PSINet Inc., dated June 28, 1996 (Filed as Exhibit
               10.1 to Current Report on Form 8-K dated June 28, 1996, File
               No. 0-27890, and incorporated herein by reference.)

10.2           Network Services Agreement by and between MindSpring
               Enterprises, Inc. and PSINet Inc., dated June 28, 1996 (Filed as Exhibit 10.2 to Current Report on Form 8-K dated June 28,
               1996, File No. 0-27890, and incorporated herein by reference.)

10.3           Amendment No. 1 to Asset Purchase Agreement and Network
               Services Agreement, dated August 23, 1996, effective as of June
               28, 1996.